Exhibit 10.86

FOURTH AMENDMENT TO OFFICE LEASE

LNR Warner Center

For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Settling Landlord and Tenant agree that:

1. Definitions. In this Fourth Amendment, the following terms have the meaning given:

(a) Effective Date: May 31, 2006.

(b) Landlord: Warner Center OPCO, L.P., a Delaware limited partnership.

(c) Successor Landlord: MP Warner Center, LLC, a Delaware limited partnership.

(d) Tenant: Health Net of California, Inc., a California corporation formally, known as Health Net, a California corporation.

(e) Lease: Office Lease dated September 20, 2000 between DCA Home, Inc. and Lennar Rolling Ridge, Inc. (collectively, “Prior Landlord”) and Tenant (“Original Lease”), as amended by:

(1) First Amendment to Lease dated May 14, 2001, between LNR Warner Center, LLC (“LNR”), successor-in-interest to Prior Landlord, and Tenant (“First Amendment”),

(2) Second Amendment to Office Lease dated May 1, 2003 between LNR, predecessor-in-interest to Settling Landlord, and Tenant (“Second Amendment”).

(3) Third Amendment dated October 10, 2003 between Settling Landlord and Tenant (“Third Amendment”).

(4) This Fourth Amendment.

(f) Original Premises: Approximately 288,749 rentable square feet (271,007 usable square feet), being all of Building B and Floors 3, 4, and 5 in Building C, as more particularly described in Section 6.2 of the Summary of Basic Lease Information to the Original Lease.

(g) Second Floor Building C Space: Approximately 34,987 rentable and 32,906 usable square feet on the second floor of Building C, as more particularly described in the First Amendment.

(h) First Floor Building C Space: Approximately 10,218 rentable and 9,066 usable square feet on the first floor of Building C, as more particularly described in the Second Amendment.

(i) Premises: Approximately 333,954 rentable and 312,979 usable square feet, comprised of the Original Premises, the Second Floor Building C Space, and the First Floor Building C Space.

(j) Building B: 21281 Burbank Blvd.

                         Woodland Hills, CA 91367

(k) Building C: 21271 Burbank Blvd.

                         Woodland Hills, CA 91367

Any capitalized term used in this Fourth Amendment but not defined in this Fourth Amendment has the meaning set forth for such term in the Lease.

2. Audit Settlement.

(a) Tenant has exercised its right to audit Direct Expenses for the Base Year of 2002 and the calendar year 2003.

(b) Tenant and Settling Landlord acknowledge that as of January 6, 2005, Settling Landlord assigned its interest under the Lease to Successor Landlord, which assignment provided that settlement of Tenant’s audit claims for the Base Year of 2002 and the calendar year 2003 remained the responsibility of Settling Landlord.

(c) The stipulation of the Direct Expenses for the Base Year of 2002 and the calendar year 2003 herein will be binding upon Settling Landlord, Tenant, and Successor Landlord and shall constitute a final settlement of such expenses.

3. 2002 Base Year Direct Expenses. Settling Landlord and Tenant agree that the per rentable square feet 2002 Base Year Direct Expenses are set forth below:

(a)	Building B	Cost Per Rentable Square Foot
	Operating Expenses	$4.92
	Utilities Cost	2.30
	Tax Expenses	2.18

	Total 2002 Direct Expenses	$9.40

(b)	Building C	Cost Per Rentable Square Foot
	Operating Expenses	$4.78
	Utilities Cost	2,14
	Tax Expenses	2.17

	Total2002 Direct Expenses	$9 09

4. 2003 Direct Expenses. Settling Landlord and Tenant agree that the per rentable square foot 2003 Direct Expenses are set forth below:

(a)	Building B—2003	Cost Per Rentable Square Foot
	Operating Expenses	$5.63
	Utilities Cost	2.33
	Tax Expenses	2.42

	Total 2003 Direct Expense	$10.38

(b)	Building C—2003	Per Rentable Square Foot
	Operating Expenses	$5.49
	Utilities Cost	2.21
	Tax Expenses	2.34

	Total 2003 Direct Expenses	$10.04

5. Reconciliation.

(a) Building B. Tenant paid to Settling Landlord a total of $ 173,707.00 (approximately $.97 per rentable square foot) for Tenant’s Share of the Excess of 2003 Direct Expenses over the Base Year Direct Expenses with respect to Building B. The total 2003 Direct Expenses for Building B payable by Tenant is $175,434.00, which is approximately $.98 per rentable square foot ($10.38 -$ 9.40). Tenant has underpaid $1,727.00 of such expenses.

(b) Budding C. Tenant paid to Settling Landlord a total of $141,394.00 (approximately $.96 per rentable square foot) for Tenant’s Share of Excess of 2003 Direct Expenses over the Base Year Direct Expenses with respect to Building C. The total 2003 Direct Expenses for Building C payable by Tenant is $140,101.00, which is approximately $.95 per rentable square foot ($10.04 - $9.09). Tenant has overpaid $1,293.00 of such expenses.

(c) Reconciliation Payment. Tenant will pay to Settling Landlord, the underpayment of $434.00 ($1.727.00- $1,293.00), within 15 business days after execution of this Amendment.

6. Final Settlement. Settling Landlord, Successor Landlord and Tenant acknowledge and agree that this Fourth Amendment is a full and complete resolution of the determination and audit of Direct Expenses for 2002 and 2003 and each of Settling Landlord, Successor Landlord and Tenant waives and releases the others from any claim or other challenge to, and relinquishes all rights to object to, dispute or audit, the amount, determination and payment of the 2002 and 2003 Direct Expenses.

7. Waiver Of California Civil Code § 1542. Each party knowingly waives the provisions of California Civil Code §1542 which provides as follows

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each party agrees that this Fourth Amendment is intended to cover all claims arising out of the determination of the 2002 and 2003 Direct Expenses including payment of the same, whether the same are known or unknown or hereafter discovered.

THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE THAT THEY HAVE EACH BEEN ADVISED BY THEIR OWN COUNSEL OF THE CONTENTS AND EFFECT OF CALIFORNIA CIVIL CODE §1542 AND WITH SUCH KNOWLEDGE EACH EXPRESSLY WAIVES WHATEVER BENEFITS IT MAY HAVE PURSUANT TO SUCH PROVISION IN CONNECTION WITH THIS FOURTH AMENDMENT.

8. Binding Effect. This Fourth Amendment becomes effective only upon the execution by Settling Landlord and Tenant and the acknowledgment by Successor Landlord below. Each party hereto represents and warrants to the others that the person executing this Fourth Amendment on behalf of such party is duly authorized to do so.

9. Confirmation of Lease. As amended by this Fourth Amendment, Settling Landlord, Successor Landlord and Tenant ratify the terms and conditions of the Lease.

The undersigned have executed this Fourth Amendment as of the Effective Date.

LANDLORD:					TENANT:

Warner Center OPCO, L.P., a Delaware limited partnership					Health Net, Inc., a California corporation

By:	Warner Center Holdco, LLC, a Delaware limited liability company, general partner				By	/s/ Dennis Bell
					Name	Dennis Bell
					Title	Vice President
	By:	DLJ Real Estate Capital Partners II, L.P., a Delaware limited partnership, managing member

		By:	DLJ Real Estate Capital II, Inc., a Delaware corporation, general partner

			By	/s/ Laura L. Hahn
Laura L. Hahn,
Authorized Agent

Successor Landlord approves the form of this Fourth Amendment and the settlement of the 2002 Base Year Direct Expenses and 2003 Direct Expenses.

SUCCESSOR LANDLORD
MP Warner Center, a Delaware limited liability Company
By: RREEF MANAGEMENT COMPANY, a Delaware corporation, Authorized Agent

By	/s/ Karen Saitta
Name	Karen Saitta
Title	Vice President
Dated: